Exhibit 99.3

DatChat, Inc. Announces Closing of $1.8 Million Underwritten Public Offering of Common Stock

New Brunswick, NJ, Jan. 19, 2024 (GLOBE NEWSWIRE) – DatChat, Inc. (Nasdaq: DATS) (“DatChat” or the “Company”), a secure messaging, social media, and metaverse company, today announced the closing of its previously announced underwritten public offering of 972,972 shares of its common stock (or pre-funded warrants in lieu thereof) at a public offering price of $1.85 per share, for aggregate gross proceeds of approximately $1.8 million, prior to deducting underwriting discounts and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 145,945 shares of common stock (or pre-funded warrants in lieu thereof) at the public offering price per share, less the underwriting discounts to cover over-allotments, if any.

EF Hutton LLC, acted as the sole book-running manager for the Offering.

The securities were offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-268058), which was filed with the U.S. Securities and Exchange Commission (“SEC”) on October 28, 2022, as amended on November 18, 2022, and declared effective by the SEC on December 6, 2022, and the accompanying prospectus contained therein.

The Offering was being made only by means of a prospectus supplement and accompanying prospectus. The final prospectus supplement and accompanying base prospectus relating to the securities being offered in the Offering were filed with the SEC on January 18, 2023.

Copies of the prospectus supplement and the accompanying prospectus relating to this Offering may be obtained on the SEC’s website at http://www.sec.gov or by contacting EF Hutton LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhutton.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DatChat, Inc.

DatChat, Inc. is a secure messaging, metaverse, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat's patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient's device, while feeling secure that at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

ir@datchats.com
800-658-8081